Exhibit 99.1

UNAUDITED PRO FORMA CAPITALIZATION TABLE

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2017:

(1) on an actual basis;

(2) on a pro forma basis to give effect to the conversion of all of our outstanding shares of preferred stock into an aggregate of 2,622,187 shares of common stock upon the completion of the IPO;

(3) on a pro forma basis to give effect to the sale of 557,216 shares of common stock for $2,925,385 in private placement;

(4) the conversion of all of our outstanding convertible promissory notes into an aggregate of 1,055,430 shares of common stock upon the completion of the IPO;

(5) on a pro forma basis to give effect to our May 23, 2017 agreement with a shareholder to amend and extend the maturity of the related party promissory notes to June 2019;

(6) on a pro forma basis to give effect to our June 6, 2017 agreement with MLSC to amend and extend the promissory note’s maturity from June 7, 2017 to May 7, 2019, with repayment in twenty-four equal monthly installments beginning June 7, 2017; and

(7) on a pro forma as adjusted basis to reflect the pro forma adjustments described above and to give further effect to (i) The 665,498 shares of common stock sold at the IPO offering price of $7.50 per share after deducting commissions of $349,593 and estimated offering expenses of $600,000 payable by us and (ii) the filing and effectiveness of our amended and restated certificate of incorporation, which occurred immediately prior to the completion of the IPO.

	As of March 31, 2017 (unaudited)
	Actual (1)	Pro Forma (2)(3)(4)(5)(6)	Pro Forma As Adjusted (7)
Cash and cash equivalents	$1,403,900	$4,314,285	$8,955,927
Indebtedness:
Current:
Note payable, MLSC	1,193,984	481,481	481,481
Notes payable, shareholder	876,458	-	-
Accrued interest	143,555	-	-
Long-term
Note payable, MLSC	-	712,503	712,503
Notes payable, shareholder	-	876,458	876,458
Convertible promissory notes	3,976,448	-	-
Convertible promissory notes, related party	1,180,000	-	-
Accrued interest	216,085	143,555	143,555
Total Indebtedness	7,586,530	2,213,997	2,213,997
Redeemable and Convertible Preferred Stock:
Series B-1 convertible preferred stock, $0.0001 par value per share 1,862,500 shares authorized; 1,662,104 shares issued and outstanding, no shares authorized, issued or outstanding, pro forma and pro forma as adjusted as of March 31, 2017	8,177,765	-	-
Series A-1 convertible preferred stock, $0.0001 par value per share 1,594,958 shares authorized; 960,083 shares issued and outstanding, no shares authorized, issued or outstanding, pro forma and pro forma as adjusted as of March 31, 2017	4,521,660	-	-
Total redeemable and convertible preferred stock	12,699,425	-	-
Stockholders' (deficit) equity:
Common Stock $0.0001 par value per share; 5,600,000 shares authorized, 1,127,392 shares issued and 1,126,584 outstanding, actual; 5,600,000 shares authorized, 5,362,225 shares issued and 5,361,417 outstanding, pro forma; and 100,000,000 shares authorized and 6,027,723 shares issued and 6,026,915 outstanding, pro forma as adjusted, as of March 31, 2017	113	535	602
Additional paid-in capital	5,346,894	26,343,815	30,385,391
Accumulated deficit	(24,431,708)	(24,446,708)	(24,446,708)
Treasury stock,at cost; 808 shares of common stock	(6,464)	(6,464)	(6,464)
Total stockholders' (deficit) equity	(19,091,165)	1,891,178	5,932,821
Total capitalization	$1,194,790	$4,105,175	$8,146,818

You should read this table together with our financial statements as of and for the years ended December 31, 2016 and 2015 and our unaudited financial statements as of and for the three months ended March 31, 2017 and 2016, and the related notes thereto, included in our previous filings with the Securities and Exchange Commission. The table above excludes (unless stated otherwise above):

●	10,781 shares issuable upon the exercise of warrants, with a weighted-average exercise price of approximately $3.5136 per share;

●	640,160 shares issuable upon the exercise of warrants, with an exercise price of approximately $6.47 per share;

●	188,614 shares issuable upon the exercise of warrants, with a weighted-average exercise price of approximately $6.2797 per share;

●	557,216 shares issuable upon the exercise of warrants, with an exercise price of $7.50 per share;

●	562,500 shares available for future issuance under our 2016 Equity Incentive Plan, adopted in connection with the completion of the IPO;

●	33,275 shares issuable upon exercise of the warrants with an exercise price $8.25 per share, to be issued to the Selling Agent, or its designated affiliates, in connection with the IPO; and

●	311,366 shares issuable upon the exercise of stock options, under the Company’s 2004 Stock Option and Incentive Plan, (the “2004 Plan”), and the 2014 Stock Option and Grant Plan, (the “2014 Plan”), with a weighted-average exercise price of approximately $0.6254 per share.

To the extent such stock options or warrants are hereafter exercised, or awards made under such equity compensation plan result in the issuance of additional shares of our Common Stock, there will be further dilution to our investors.